Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we herby consent to the incorpation by reference in this registration statement of our report dated February 10, 1999, included in Swiss Army Brands, Inc. Form 10-K for the year ended December 31, 1998, and to all references to our firm in this registration statement.

                                                           ARTHUR ANDERSEN LLP

Stamford, Connecticut,
March 29, 1999